Exhibit 99.1

Snap Interactive Appoints Neil Foster to Board of Directors

Mr. Foster, who most recently served as EVP-Operations at Take-Two Interactive Software, Inc.,

joins Snap as its second independent director

NEW YORK, NY / ACCESSWIRE / December 14, 2015 / Snap Interactive, Inc. ("SNAP," the "Company," "we," "our" or "us") (OTCQB: STVI), today announced that Neil Foster has been appointed to the Company's Board of Directors (the “Board”), effective December 11, 2015.

Mr. Foster brings to SNAP’s Board more than 25 years of executive experience in various strategic, operational, financial and corporate development roles in the media sector, spanning traditional and digital media. He has a demonstrated track record of jumpstarting growth, driving shareholder value through business-building strategic partnerships and M&A initiatives and converting revenue growth to the bottom line in scalable media businesses.

“We believe that Neil’s involvement will be instrumental as we embark on our growth strategy,” said Alex Harrington, CEO of SNAP. “During his career, he has been at the forefront of transformational change at highly successful media enterprises. We believe his insights will be invaluable as we seek ways to grow both organically and through partnerships and acquisitions. Also, we are excited to continue to build our corporate governance practices by adding industry leaders of the highest caliber to our Board, and we believe we are one step closer to our goal of listing on a national securities exchange.”

“I am thrilled to join SNAP’s Board at this exciting time in the Company’s evolution, particularly as the interactive dating industry has emerged as a leading digital vertical,” said Mr. Foster. “As one of the only public pure-play interactive dating companies, SNAP has a tremendous opportunity to deliver great value to both its subscribers and shareholders as it offers innovative dating solutions in this rapidly growing market. I am looking forward to lending my strategic, operational and financial expertise to help SNAP unlock value for shareholders.”

Before joining SNAP, Mr. Foster served as Executive Vice President-Operations of Take-Two Interactive Software, Inc. (NASDAQ: TTWO), a leading global developer and publisher of console and personal computer video games. Previously, Mr. Foster held a number of roles in the recorded music business, most recently as Executive Vice President-Finance & Operations for Sony Music Entertainment, where he oversaw the financial and operational management of Columbia Records and Epic Records. Mr. Foster’s early career included positions at McKinsey & Company, Inc. and Pricewaterhouse Coopers. He holds an MBA from the Harvard Business School and a B.Comm. from the University of Toronto.

IR Contacts:

Todd Fromer/Brad Nelson

KCSA Strategic Communications

snap@kcsa.com

IR@snap-interactive.com

212-896-1215 / 212-896-1217

PR Contact:

Adam Handelsman

adam@SpecOpsComm.com

212-518-7721

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a patent-pending mobile dating application catering to high-quality singles. SNAP's flagship brand, AYI.com, is a multi-platform online dating site with a large user database of approximately 30 million users.

For more information, please visit http://www.snap-interactive.com.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook is a registered trademark of Facebook Inc. Apple, iTunes and iPhone are registered trademarks of Apple Inc. and App Store is a registered service mark of Apple Inc. Android is a registered trademark of Google Inc. The Grade is a trademark and AYI.com is a registered trademark of Snap Interactive, Inc.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the Company's ability to institute corporate governance standards or achieve compliance with national exchange listing requirements; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.